       As filed with the Securities and Exchange Commission on July 28, 1995

                                               Registration No. 33-_____________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              ___________________

                             SOUTHTRUST CORPORATION
             (Exact name of registrant as specified in its charter)

                DELAWARE                                    63-0574085
    (State or other jurisdiction of                      (I.R.S. Employer
     incorporation or organization)                    Identification No.)

         420 NORTH 20TH STREET
          BIRMINGHAM, ALABAMA                                  35203
(Address of Principal Executive Offices)                    (Zip Code)

                      STOCK OPTION PLAN FOR CONVERSION OF
                    SOUTHERN BANK GROUP, INC. STOCK OPTIONS
                            (Full title of the plan)

                              ___________________

                               AUBREY D. BARNARD
                             420 NORTH 20TH STREET
                           BIRMINGHAM, ALABAMA  35203
                    (Name and address of agent for service)

                                 (205) 254-5000
         (Telephone number, including area code, of agent for service)

                                with a copy to:

                              C. LARIMORE WHITAKER
                          BRADLEY, ARANT, ROSE & WHITE
                             1400 PARK PLACE TOWER
                                2001 PARK PLACE
                           BIRMINGHAM, ALABAMA 35203
                                 (205) 521-8000


                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================
                 Title of                                       Proposed           Proposed
              securities to                 Amount to be    maximum offering        maximum           Amount of
              be registered                  registered     price per share    aggregate offering  registration fee
                                                                                     price
- --------------------------------------------------------------------------------------------------------------------
  Common Stock, $2.50 par value:
    Southern Bank Group Stock Option        45,965 shares        $13.97*          $642,131*           $222*
  Conversion Plan
    Rights to Purchase Series A Junior
  Participating Preferred Stock:            20,429 rights
    Southern Bank Group Stock Option
  Conversion Plan
====================================================================================================================

* Calculated pursuant to Rule 457(h)(1), and sets forth the higher offering price produced for any participant, based upon an original option price of $7.37 for shares of common stock of Southern Bank Group, Inc. divided by 0.5275665, the conversion ratio specified in the Merger Agreement pursuant to which the Stock Options were converted.

================================================================================

                                    PART II


              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

           The following documents filed by SouthTrust Corporation (the "Company") with the Securities and Exchange Commission are incorporated herein by reference as of their respective dates:

           (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

           (2) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1994 (Commission File No. 0-3613); and

           (3) The description of the Company's common stock, par value $2.50 per share (the "Common Stock"), appearing in the Company's Registration Statement on Form S-3 (Registration No. 33-40371), as amended, under the caption "DESCRIPTION OF CAPITAL STOCK - Common Stock," as filed on May 31, 1991 pursuant to the Securities Act of 1933, as amended (the "Securities Act").

           All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part of the Registration Statement from the date of the filing of such documents.


ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

           The legality of the securities offered hereby has been passed upon by the firm of Bradley, Arant, Rose & White, counsel for the Company. As of March 31, 1995, the partners and associates of the firm of Bradley, Arant, Rose & White beneficially owned approximately 1,600,000 shares of Common Stock of the Company.


ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           The Restated Certificate of Incorporation and the Restated Bylaws of the Company provide that the Company shall indemnify its officers, directors, employees, and agents to the extent permitted by the General Corporation Law of Delaware, which permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, against expenses (including attorney's fees), judgments, fines, and settlements incurred by such person in connection with any such suit or proceeding, if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation, and, in the case of a derivative action on behalf of the corporation, against expenses if such person not be adjudged to be liable for negligence or misconduct. The Company also maintains insurance coverage relating to certain liabilities of directors and officers.

ITEM 8.    EXHIBITS.

           The following Exhibits are filed as a part of the Registration
Statement:

    *  4(a)    -    Certificate of Adoption of Resolutions designating Series A
                    Junior Participating Preferred Stock, adopted February 22,
                    1989, which was filed as Exhibit 1 to SouthTrust
                    Corporation's  Registration Statement on Form 8-A (File No.
                    1-3613).
    *  4(b)    -    Stockholder's Rights Agreement, dated as of February 22,
                    1989, between SouthTrust Corporation and Mellon Bank, N.A.,
                    Rights Agent, which was filed as Exhibit 1 to SouthTrust
                    Corporation's Registration Statement on Form 8-A (File No.
                    1-3613)
    *  4(c)    -    Indenture, dated as of May 1, 1987 between SouthTrust
                    Corporation and National Westminster Bank USA, which was
                    filed as Exhibit 4(a) to SouthTrust Corporation's
                    Registration Statement on Form S-3 (Registration No. 33-
                    13637).
    *  4(d)    -    Subordinated Indenture, dated as of May 1, 1992, between
                    SouthTrust Corporation and Chemical Bank, which was filed
                    as Exhibit 4(b)(ii) to the Registration Statement on Form
                    S-3 of SouthTrust Corporation (Registration No. 33-52717).
    *  4(e)    -    Composite Restated Certificate of Incorporation of
                    SouthTrust Corporation, as amended through June 2, 1993,
                    which was filed as Exhibit 4(k) to the Registration
                    Statement on Form S-3 of SouthTrust Corporation
                    (Registration No. 33-50107).
    *  4(f)    -    Composite Restated Bylaws of SouthTrust Corporation, as
                    amended through October 13, 1989, which was filed as
                    Exhibit 4(m) to the Registration Statement on Form S-3 of
                    SouthTrust Corporation (Registration No. 33-50107).
    *  4(g)    -    Certificate of Amendment to the Restated Certificate of
                    Incorporation of SouthTrust Corporation, which was filed as
                    Exhibit 4(g) to the Registration Statement on Form S-4 of
                    SouthTrust Corporation (Registration No. 33-53945).
    *  4(h)    -    Agreement and Plan of Merger between Southern Bank Group,
                    Inc. and SouthTrust of Georgia, Inc., and joined in by
                    SouthTrust Corporation dated March 17, 1995, which was
                    filed as Exhibit 2 to the Registration Statement on Form
                    S-4 of SouthTrust Corporation (Registration No. 33-59682).
       5       -    Opinion of Bradley, Arant, Rose & White as to the legality of the securities being offered.
       23(a)   -    Consent of Arthur Andersen & Co.
       23(b)   -    Consent of Bradley, Arant, Rose & White (included in
                    Exhibit 5).
       24      -    Powers of Attorney.
__________________________
*  Incorporated by reference.

ITEM 9.    UNDERTAKINGS

           (a)   The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement:

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


           Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on July 28, 1995.


                                               SOUTHTRUST CORPORATION


                                    By:       /S/ WALLACE D. MALONE, JR.
                                        --------------------------------------
                                             Its Chairman of the Board of
                                        Directors, Chief Executive Officer and
                                                      President



         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.



             Signature                                            Title                            Date
             ---------                                            -----                            ----
    /S/ WALLACE D. MALONE, JR.                          Chairman, Chief Executive            July 28, 1995
- -------------------------------------------            Officer, President, Director
      Wallace D. Malone, Jr.


      /S/ AUBREY D. BARNARD                              Secretary, Treasurer and            July 28, 1995
- -------------------------------------------               Controller (Principal
        Aubrey D. Barnard                                     Accounting and
                                                            Financial Officer)


                *                                                Director                    July 28, 1995
- -------------------------------------------
        H. Allen Franklin


                *                                                Director                    July 28, 1995
- -------------------------------------------
         Herbert Stockham


                *                                                Director                    July 28, 1995
- -------------------------------------------
         Bill L. Harbert


                *                                                Director                    July 28, 1995
- -------------------------------------------
          T. W. Mitchell


                *                                                Director                    July 28, 1995
- -------------------------------------------
        William C. Hulsey

                *                                                Director                    July ____, 1995
- -------------------------------------------
         John M. Bradford


                *                                                Director                    July ____, 1995
- -------------------------------------------
    Wm. Kendrick Upchurch, Jr.


                *                                                Director                    July ____, 1995
- -------------------------------------------
        Charles G. Taylor


                *                                                Director                    July ____, 1995
- -------------------------------------------
      Allen J. Keesler, Jr.


*     /S/ WILLIAM L. PRATER                                                                  July ____, 1995
- -------------------------------------------
        William L. Prater
       as Attorney-in-fact

                               INDEX TO EXHIBITS

                                                          PAGE IN SEQUENTIALLY
EXHIBIT NUMBER                     DESCRIPTION               NUMBERED FILING
- --------------                     -----------            ---------------------


    *  4(a)   -           Certificate of Adoption of
                          Resolutions designating Series A
                          Junior Participating Preferred
                          Stock, adopted February 22, 1989,
                          which was filed as Exhibit 1 to
                          SouthTrust Corporation's
                          Registration Statement on Form 8-A
                          (File No. 1-3613).
    *  4(b)   -           Stockholder's Rights Agreement,
                          dated as of February 22, 1989,
                          between SouthTrust Corporation and
                          Mellon Bank, N.A., Rights Agent,
                          which was filed as Exhibit 1 to
                          SouthTrust Corporation's
                          Registration Statement on Form 8-A
                          (File No. 1-3613)
    *  4(c)   -           Indenture, dated as of May 1, 1987
                          between SouthTrust Corporation and
                          National Westminster Bank USA, which
                          was filed as Exhibit 4(a) to
                          SouthTrust Corporation's
                          Registration Statement on Form S-3
                          (Registration No. 33-13637).
    *  4(d)   -           Subordinated Indenture, dated as of
                          May 1, 1992, between SouthTrust
                          Corporation and Chemical Bank, which
                          was filed as Exhibit 4(b)(ii) to the
                          Registration Statement on Form S-3
                          of SouthTrust Corporation
                          (Registration No. 33-52717).
    *  4(e)   -           Composite Restated Certificate of
                          Incorporation of SouthTrust
                          Corporation, as amended through June
                          2, 1993, which was filed as Exhibit
                          4(k) to the Registration Statement
                          on Form S-3 of SouthTrust
                          Corporation (Registration No. 33-
                          50107).
    *  4(f)   -           Composite Restated Bylaws of
                          SouthTrust Corporation, as amended
                          through October 13, 1989, which was
                          filed as Exhibit 4(m) to the
                          Registration Statement on Form S-3
                          of SouthTrust Corporation
                          (Registration No. 33-50107).
    *  4(g)   -           Certificate of Amendment to the
                          Restated Certificate of
                          Incorporation of SouthTrust
                          Corporation, which was filed as
                          Exhibit 4(g) to the Registration
                          Statement on Form S-4 of SouthTrust
                          Corporation (Registration No. 33-
                          53945).
    *  4(h)   -           Agreement and Plan of Merger between
                          Southern Bank Group, Inc. and
                          SouthTrust of Georgia, Inc., and
                          joined in by SouthTrust Corporation
                          dated March 17, 1995, which was
                          filed as Exhibit 2 to the
                          Registration Statement on Form S-4
                          of SouthTrust Corporation
                          (Registration No. 33-59682).
       5      -           Opinion of Bradley, Arant, Rose &
                          White as to the legality of the
                          securities being offered.
       23(a)  -           Consent of Arthur Andersen & Co.
       23(b)  -           Consent of Bradley, Arant, Rose &
                          White (included in Exhibit 5).
       24     -           Powers of Attorney.

_________________
*  Incorporated by reference.